SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2005

INYX, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-83152	75-2870720
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(I.R.S. Employer Identification No.)

825 Third Avenue, 40th Floor, New York, NY 10022
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 838-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Definitive Material Agreement

On August 25, 2005, Inyx, Inc. (the “Company”) announced the execution of an Agreement for the Sale and Purchase of the entire Issued Share Capital of Celltech Manufacturing Services Limited (the “Share Purchase Agreement”), by and among the Company, UCB Pharma Limited (“UCB”) and Inyx Europe Limited (“Inyx Europe”), a wholly-owned subsidiary of the Company incorporated under the laws of England and Wales. Pursuant to the Share Purchase Agreement, Inyx Europe will purchase all of the outstanding ordinary shares (the “Shares”) of Celltech Manufacturing Services Limited (“Celltech”). A copy of the press release regarding the execution of the Share Purchase Agreement is filed as Exhibit 99.1 hereto.

After the purchase, Celltech will be a wholly-owned subsidiary of Inyx Europe. Celltech has over 50 years of experience in pharmaceutical development and manufacturing, and today produces a portfolio of branded and non-branded products for UCB and a number of third parties. Celltech operates a 152,000-square foot cGMP (current Good Manufacturing Practice) plant on a 7.3-acre site in Ashton, near Manchester, England and is close to Inyx Pharma Limited’s (a Company subsidiary) U.K. plant in Runcorn, Cheshire. The Celltech facility is approved to produce pharmaceuticals, including solid dose, sterile and dry powder inhaler products, for the United Kingdom, Europe and Asia. Celltech currently has approximately 300 employees at the Ashton site.

The Share Purchase Agreement

Pursuant to the Share Purchase Agreement, Inyx Europe will purchase the Shares for an aggregate purchase price of €27,500,000 (the “Purchase Price”). The Purchase Price is payable in installments, consisting of €19,000,000 payable at the closing of the transaction, and the balance payable during the following 12 months. The Share Purchase Agreement provides that the Company will guarantee Inyx Europe’s obligations under the Share Purchase Agreement. The parties made customary representations, warranties and covenants in the Share Purchase Agreement and consummation of the transaction is subject to customary closing conditions.

In connection with the closing of the transaction, Inyx Europe and Celltech will enter into a Loan and Security Agreement with Westernbank Puerto Rico (“Westernbank”), pursuant to which Westernbank will provide a revolving credit line of up to $US 11,700,000, and four term notes in the aggregate amount of up to $US 24,800,000, to fund the acquisition and to provide working capital to Inyx Europe and Celltech after the transaction.

Item 7.01 Regulation FD Disclosure

The press release filed as Exhibit 99.1 hereto is being furnished, and shall not be deemed to be “filed”, with the SEC. Such exhibit shall not be incorporated by reference into any filing of the Registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 9.01. Financial Exhibits, Pro Forma Financial Information and Exhibits.

99.1 Press Release dated August 26, 2005

Safe Harbor

Statements about the Company’s future expectations and all other statements in this Current Report on Form 8-K, other than historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby.

The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by, and information currently available to, the Company or its management. When used in this document, the words “anticipate,”“estimate,”“expect," “intend,”“plans,”“projects,” and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic risks and uncertainties.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INYX, INC.

Dated: August 29, 2005	By:	/s/ Jack Kachkar
Jack Kachkar, Chairman and CEO

INDEX TO EXHIBITS

99.1  Press Release dated August 26, 2005